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                                                                    EXHIBIT 10.5

                         INTERCOMPANY CREDIT AGREEMENT
                         -----------------------------


    This INTERCOMPANY CREDIT AGREEMENT (the "Agreement") by and between EDS FINANCE PLC ("EDSF"), a public limited company organized under the laws of England, and UNIGRAPHICS SOLUTIONS __________ ("US"), a company organized under the laws of ___________, is dated to be effective as of January 1, 1998.

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

        (a) "Advance" means an advance by EDSF or US, as applicable, pursuant to
            Section 2.01 or 2.02, which shall include, without limitation, advances by EDSF to US or on behalf of US and amounts owed by US for fees, costs and expenses under the Management Services Agreement.

        (b) "EDSF Balance" means, with respect to an Interest Period, the net daily balance of funds owed by EDSF to US as set forth in the intercompany account maintained by EDSF pursuant to Section 2.06 hereof.

        (c) "Interest Period" means each monthly period ending after the date of this Agreement and prior to the termination of this Agreement and any portion of a monthly period during which this Agreement terminates.

        (d) "Interest Rate" has the meaning ascribed to it in Section 2.04.

        (e) "Eurodeposit Bid Rate" means the rate bid for one-month deposits in the London interbank market as reported on Reuters on the last day of each Interest Period, or if a rate is not available on Reuters, a rate for similar deposits of similar maturity in the London or another market as determined by EDSF, which rate shall be applicable for the next succeeding Interest Period.

        (f) "Eurodeposit Offer Rate" means the rate offered for one-month deposits in the London interbank market as reported on Reuters on the last day of each Interest Period, or if a rate is not available on Reuters, a rate for similar deposits of similar maturity in the London or another market as determined by EDSF, which rate shall be applicable for the next succeeding Interest Period.

        (g) "Management Services Agreement" means the Management Services Agreement effective as of January 1, 1998, between Electronic Data Systems Corporation ("EDS") and Unigraphics Solutions, Inc. ("USI"), as it may be
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            amended from time to time. If the Management Services Agreement is terminated prior to the termination of this Agreement, any references to the Management Services Agreement after the termination of the Management Services Agreement shall mean the version of the Management Services Agreement in effect immediately prior to the termination of the Management Services Agreement .

        (h) "US Balance" means, with respect to an Interest Period, the net daily balance of funds owed by US to EDSF as set forth in the intercompany account maintained by EDSF pursuant to Section 2.06 hereof.

                                   ARTICLE II
                                    ADVANCES

    SECTION 2.01. Advances from US to EDSF. Any funds of US that are not required to meet the daily cash requirements of US will be transferred to EDSF as an Advance hereunder and/or applied to decrease the outstanding balance of Advances from EDSF pursuant to Section 2.02, as applicable. Any funds transferred from US to EDSF will be deemed as either an Advance to EDSF, if there are no outstanding Advances from EDSF to US, OR a decrease of Advances from EDSF to US, if such Advances exist. Any interest payable by EDSF on an Advance from US (other than interest payable upon or after termination of this Agreement) shall be settled by an Advance from US without movement of funds, unless physical settlement is required by law or regulation. If interest payable is required to be settled by movement of funds, EDSF will make the necessary payment pursuant to Section 2.04(a) herein and US will immediately repay the funds to EDSF as an Advance from US to the extent they are not required to meet its daily cash requirements.

    SECTION 2.02. Advances from EDSF to US. Any funds needed by US in order to meet its daily cash requirements will be advanced by EDSF; provided that the outstanding balance of all Advances from EDS and EDSF to USI and all of its subsidiaries (including its non-U.S. subsidiaries) shall never exceed (i) $177,000,000 in the aggregate at any time prior to an initial public offering of stock of USI and the repayment of Advances made to USI for the Solid Edge Transaction, or (ii) $70,000,000 in the aggregate at any time thereafter. Any funds transferred from EDSF to US will be deemed as either an Advance to US, if there are no outstanding Advances from US to EDSF, OR a decrease of the Advances from US, if such Advances to EDSF exist. Any interest payable by US on an Advance from EDSF (other than interest payable upon or after termination of this Agreement) shall be settled by an Advance from EDSF without movement of funds, unless physical settlement is required by law or regulation. If interest payable is required to be settled by movement of funds, EDSF will provide the necessary funds by an Advance which US will immediately pay to EDSF pursuant to
Section 2.04(a) herein. Interest that accrues after the maximum borrowing amount has been reached shall be considered an Advance notwithstanding the limits set forth in this Section.

    SECTION 2.03.  Currency.  The currency of all Advances will be ____________.

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    SECTION 2.04.  Interest.

        (a) Subject to the other provisions of this Section 2.04, interest shall accrue at the applicable interest rates set forth in Sections 2.04(c) and 2.04(d) below (each an "Interest Rate"). Interest shall be calculated on the basis of a 365 day year for the actual number of days elapsed. Prior to the termination of this Agreement, interest payments shall be made pursuant to Sections 2.01 and 2.02 herein, as applicable, on the last business day of the last Interest Period in each calendar quarter for each of the Interest Periods ending during that quarter, except if interest payable is required to be settled by movement of funds, interest payments shall be made no later than the fifth business day of the following Interest Period. Notwithstanding the foregoing, interest will first become payable after the Interest Period ending in June 1998 for all Interest Periods since the commencement of this Agreement. On the termination of this Agreement, all unpaid interest for current and prior Interest Periods, including interest to the date of payment, shall become due and payable not later than the 15th day following the termination of this Agreement. Outstanding Advances and interest payments for Interest Periods not repaid when they become due and payable upon the termination of this Agreement as provided in Section 3.03 shall bear interest from and after the required date of payment to the date of payment at an annual rate of Eurodeposit Offer Rate plus 5% (or, if lower, the highest lawful rate).

        (b) The interest payable by EDSF under this Agreement shall be calculated by multiplying the Interest Rate specified in Section 2.04(c) hereof by the EDSF Balance for the applicable days in the Interest Period. The interest payable by US under this Agreement shall be calculated by multiplying the Interest Rate specified in
            Section 2.04(d) hereof by the US Balance for the applicable days in the Interest Period. The Interest Payment required to be made by each party is independent of the Interest Payment required to be paid by the other party, and interest may be paid by both EDSF and US for any given Interest Period. EDSF shall calculate the amount of interest payable by both EDSF and US for each Interest Period and shall provide notice thereof to US, together with supporting calculations.

        (c) The Interest Rate per annum applicable to Advances from US to EDSF outstanding during an Interest Period shall equal Eurodeposit Bid Rate, minus 0.50%.

        (d) The Interest Rate per annum applicable to Advances from EDSF to US outstanding during an Interest Period shall equal Eurodeposit Offer Rate, plus 0.50%.

        (e) All calculations shall be performed by EDSF and shall be subject to the dispute resolution mechanisms set forth in Section 3.01.

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     SECTION 2.05.  Repayment.  During the term of this Agreement, all Advances received by either party under this Agreement shall be offset against and shall be treated as repaid to the extent of any Advances made by such party to the other party. Repayments can be made at any time by either party with interest payable up to the date of repayment. No prepayment penalty may be levied. Upon termination of this Agreement, any Advances that have not theretofore been repaid, together with accrued interest, will be payable in full not later than the 15th day following termination of this Agreement.

     SECTION 2.06 Intercompany Account. EDSF shall maintain a ledger in which all EDSF Advances and US Advances and all repayments of such Advances shall be recorded. EDSF shall give US access, during normal business hours, to such ledger and the other records relating to Advances and payments made with respect thereto. EDSF shall send to US at the end of each Interest Period a statement indicating Advances between EDSF and US during the Interest Period, outstanding Advances, interest payable or receivable for the Interest Period, and, at the end of each calendar quarter, a debit or credit advice for any interest paid or received during the Interest Period (or to be paid or received following the Interest Period, as appropriate).

    SECTION 2.07 Requests for Advances. A request for an Advance hereunder to meet the daily cash requirements of US will be made pursuant to a form and instructions provided separately by EDSF. Advances will be made according to a schedule to be agreed between the parties, but no more frequently than once per week.

    SECTION 2.08 Transfers of Funds. All transfers of funds between EDSF and US will be initiated by EDSF or as otherwise agreed by the parties.

    SECTION 2.09 Taxes. If US or EDSF shall be required by law to deduct any tax from or in respect of any sum payable hereunder to the other party:

        (a) as soon as such party is aware that any such deduction, withholding or payment of a tax is required, or of any change in any such requirement, it shall notify the other party;

        (b) such party shall make such deductions, or pay such tax, before any interest or penalty becomes payable;

        (c) such party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law; and

        (d) within thirty (30) days after paying such tax, such party shall deliver to the other party satisfactory evidence of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority.

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    SECTION 2.10.  Requirement to Borrow.  US shall not borrow any funds from any person other than EDSF in order to satisfy its financial requirements unless such borrowing is either consented to by EDSF in writing or EDSF has not provided the funds under this Agreement.

    SECTION 2.11. Usury. All agreements between the parties, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by either party exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to either party in excess of the maximum lawful amount, the interest payable to such party shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance either party shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof such excess shall be refunded to the party deemed to have made such payment. All interest paid or agreed to be paid to either party shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the parties.

                                  ARTICLE III
                                ADMINISTRATION

    SECTION 3.01. Disputes. All disputes under this Agreement shall be handled in the manner provided for in Article 16 of the Management Services Agreement.

    SECTION 3.02. Limitations on Liability. Neither party shall have any liability under this Agreement (including any liability for its own negligence) for damages, losses or expenses (including expenses or higher interest rates incurred in order to obtain alternative financing sources) suffered by the other party or its subsidiaries as a result of the performance or non-performance of such party's obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party or its subsidiaries or any third party may incur or experience on account of the performance or non-performance of such party's obligations hereunder. The provisions of this Section 3.02 shall survive any termination of this Agreement.

    SECTION 3.03. Term of the Agreement. This Agreement commences on the effective date of this Agreement as set forth above and will continue in effect until 11:59 p.m., United States Central Time, on December 31, 2002. Notwithstanding the foregoing, this Agreement may be sooner terminated, without liability to the terminating party:

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        (a) by either party, upon 30 days' notice to the other party, if EDS ceases to own, directly or indirectly, 51% or more of the stock of USI.

        (b) by either party, immediately upon notice to the other party, if

            (i) that other party makes a general assignment of all or substantially all of its assets for the benefit of its creditors;

            (ii) that other party applies for, consents to or acquiesces in the appointment of a receiver, trustee, custodian or liquidator for its business or all or substantially all of its assets;

            (iii) that other party files, or consents to or acquiesces in a petition seeking relief or reorganization under any bankruptcy or insolvency laws; or

            (iv) a petition seeking relief or reorganization under any bankruptcy or insolvency laws is filed against that other party and is not dismissed within 90 days after it was filed.

        (c) by either party, immediately upon notice to the other party, if that other party's material breach of this Agreement continues uncured or uncorrected for 30 days after both the nature of that breach and the necessary cure or correction has been agreed upon by the parties or otherwise determined by the dispute resolution procedure described in Section 3.01; provided that if the parties agree or it is determined by the dispute resolution procedure that the material breach is not capable of being cured or corrected, the termination shall be effective immediately upon notice.

        (d) by either party, immediately upon notice to the other party, if the Intercompany Credit Agreement between EDS and USI dated January 1, 1998 has been terminated.

        (e) by either party, immediately upon notice to the other party, if it determines that performance of its rights or obligations under this Agreement is or becomes illegal.

        (f) by either party, immediately upon notice to the other party, if payments made by the other party are subject to any deduction or withholding for or on account of any tax, unless the other party agrees to increase its payments such that, after all required deductions have been made, the party receives a net amount equal to the sum it would have received had no such deductions been made.

        (g) by either party, immediately upon notice to the other party, if it determines that its compliance with any law or regulation or any guideline or request from any central bank or governmental or regulatory authority would create a cost or

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            increase the cost of providing credit under this Agreement, unless the other party agrees to pay amounts sufficient to indemnify for such cost or increase in cost.

        (h) by either party, immediately upon notice to the other party, if the Management Services Agreement has been terminated.

    SECTION 3.04. Renewal. The parties may consent to successive one-year renewal terms by following this procedure: If US wishes to renew the term of this Agreement, it shall provide notice to EDSF of that intention by September 30, 2002 and the same date of each subsequent year. If EDSF wishes to concur with that renewal, it shall provide notice to US of that concurrence by October 31 of that year. If no notice of intent to renew or no concurrence is given, this Agreement will terminate when the then current term expires.

    SECTION 3.05. Confidentiality. Confidentiality of matters will be maintained in the manner set forth in Article 10 of the Management Services Agreement.

    SECTION 3.06. Successors and Assigns. EDSF may assign its rights and obligations under this Agreement to EDS. Any other matters regarding succession and assignment shall be determined in the manner set forth in the Management Services Agreement.

    SECTION 3.07. No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.

    SECTION 3.08. Entire Agreement. This Agreement constitutes the entire agreement of the parties on this subject, except that any administrative matters not addressed herein shall be addressed in the manner set forth in the Management Services Agreement. This Agreement replaces and supersedes any prior agreement or understanding of the parties, whether written or oral, on this subject not expressed or referred to in this Agreement.

    SECTION 3.09. Amendment. This Agreement may not be amended except by a written instrument signed by the parties hereto.

    SECTION 3.10. Waivers. Either party hereto may (a) extend the time for performance of any of the obligations or other act of the other party or (b) waive compliance with any of the agreements contained herein. No waiver of any term shall be construed as a waiver of the same term in any other situation or a waiver of any other term of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights.

    SECTION 3.11. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

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    SECTION 3.12.  Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    SECTION 3.13. Notices. All notices required hereunder shall be given in the manner set forth in Article 18 of the Management Services Agreement.

    SECTION 3.14. Governing Law. This Agreement shall be governed by and construed in accordance with English law.

    SECTION 3.15. Counterparts. This Agreement may be signed in any number of counterparts, with the same effect as if all signatories had signed the same document. All counterparts shall be construed together to constitute one, and the same, document.

    IN WITNESS WHEREOF, EDSF and US have caused this Agreement to be executed as of the date first above written.

                                   EDS FINANCE PLC


                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   Title:
                                         ---------------------------


                                   UNIGRAPHICS SOLUTIONS
                                                        ------------------

                                   By:
                                      ------------------------------
                                   Name:
                                        ----------------------------
                                   Title:
                                         ---------------------------

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